                                                                   Exhibit 10.20

                 SEPARATION AND MUTUAL GENERAL RELEASE AGREEMENT

            This Separation and Mutual General Release Agreement ("Agreement"), made this 23rd day of March, 1999, by and between Howard G. Phanstiel, an individual ("Phanstiel"), and ARV Assisted Living, Inc., a corporation, and its parent, subsidiaries, affiliates, and related entities ("ARV") is a separation agreement which includes a mutual general release of claims. Lazard Freres Real Estate Investors L.L.C., LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., and Prometheus Assisted Living LLC ("Lazard") are parties to this Agreement only with respect to Sections 2, 13-25, and 27-39.

            In consideration of the covenants undertaken and the releases contained in this Agreement, Phanstiel and ARV agree, and Lazard agrees with respect to Sections 2, 13-25, and 27-39 as follows:

            1. Phanstiel's position as Chief Executive Officer of ARV and as an employee of ARV in any other capacity is terminated, such termination to be effective March 23, 1999 (the "Separation Date"). Phanstiel hereby resigns as a member of the Board of Directors of ARV effective as of March 23, 1999.

            2. That certain December 21, 1998 Amended and Restated Executive Employment Agreement ("Amended Employment Agreement") between Phanstiel and ARV shall terminate, such termination to be effective March 23, 1999. All payments due to Phanstiel from ARV shall be determined under this Agreement, and no payments shall be made under the Amended Employment Agreement. All payments due to Phanstiel under this Agreement shall be the sole responsibility of ARV, or its surviving or successor entity in the event of a Change of Control as that term is defined in Section 7.5 of the Amended Employment Agreement, sale, or merger, and such payments shall not be the responsibility of Lazard or any of Lazard's affiliates.

            3. Phanstiel agrees that he will not, for a period of one year following the Separation Date, directly solicit any ARV employee earning an annual salary of $75,000 or more to work for any business, individual, partnership, firm, corporation or other entity then in competition with the business of ARV or any subsidiary or affiliate of ARV.

            4. ARV shall pay to Phanstiel severance in the total amount of $1,000,000.00 less standard withholding and authorized deductions (the "Severance Payment"). That sum shall be paid to Phanstiel via wire transfer in equal installments over the twelve month period commencing on the eighth day after the execution of this Agreement, subject to the acceleration provisions of this Agreement. In the event of Phanstiel's death, the Severance Payment shall be made to Phanstiel's estate pursuant to the provisions of this Agreement. Simultaneously with the issuance of ARV's Quarterly Report, ARV's auditors shall advise Phanstiel if any acceleration event has occurred during the previous quarter.

            5. ARV agrees to accelerate unpaid portions of the Severance Payment in the event of ARV's receipt of Cumulative Net Proceeds from asset sales pursuant to the following schedule:

                  (a) Cumulative Net Proceeds of at least $15,000,000.00 but no greater than $17,500,000.00 will result in acceleration of $200,000.00;

                  (b) Cumulative Net Proceeds of at least $17,500,000.00 but no greater than $20,000,000.00 will result in acceleration of $333,333.33 less any amounts previously paid under Section 5(a); and

                  (c) Cumulative Net Proceeds of $20,000,000.00 will result in acceleration of $650,000.00 less any amounts previously paid under Sections 5(a) and/or 5(b).

            For purposes of this Agreement, Cumulative Net Proceeds shall mean the net amount received by ARV after the deduction of all transaction costs, repayment of debt secured by such assets, and partnership distributions that are required to be made pursuant to the applicable partnership agreement.

            6. ARV agrees to accelerate unpaid portions of the Severance Payment in the event of ARV's receipt of Cumulative Net Proceeds from mortgage refinancing pursuant to the following schedule:

                  (a) Cumulative Net Proceeds of $9,000,000.00 will result in acceleration of $300,000.00;

                  (b) Each $1,000,000.00 of Cumulative Net Proceeds received in excess of $9,000,000.00 will result in an additional $100,000.00 acceleration.

            For purposes of this Section, Cumulative Net Proceeds from mortgage refinancing shall not include the proceeds of any bridge loan from Lazard, or any of its affiliates, to ARV, or any of its affiliates. In addition, Cumulative Net Proceeds under Section 5 shall be determined independently of Section 6 and in no event shall such amounts be aggregated for any purpose under this Agreement. In the event a portion of the Severance Payment is accelerated under either Sections 5 or 6, the accelerated payment shall be made to Phanstiel in a lump sum within ten (10) days of the date the Cumulative Net Proceeds reached the applicable threshold amount. The total amount of the Severance Payment set forth in Section 4 ($1,000,000.00) shall in no event be increased or decreased by the occurrence of any acceleration event.

            7. In the event of a "Change of Control" as defined in paragraphs 7.5.1(i), (ii) and (iii) of the Amended Employment Agreement which occurs after the Separation Date, ARV will accelerate the full Severance Payment or the remaining portion thereof and shall pay Phanstiel the full Severance Payment or the remaining portion thereof within ten (10) days of the Change of Control.

            8. In the event ARV's unrestricted cash balance exceeds the sum of $15,000,000.00 for a sustained period of ninety (90) days on or after April 2, 1999, ARV will accelerate the full Severance Payment or the remaining portion thereof and shall pay Phanstiel the full Severance Payment or the remaining portion thereof within ten (10) days. For the purpose of determining the unrestricted cash balance, only one-half (1/2) of the Cumulative Net Proceeds from the sale of assets shall be included.

            9. Phanstiel acknowledges that he has already received through direct deposit his salary through March 15, 1999. On March 23, 1999, ARV will pay to Phanstiel $34,612.95, less withholding and authorized deductions, which amount reflects accrued but unpaid salary and accrued but unused vacation as reflected in ARV's books through the Separation Date.

            10. Any options to purchase the common stock of ARV granted to Phanstiel prior to the Separation Date and not otherwise vested shall terminate as of the Separation Date.

            11. ARV will maintain coverage for Phanstiel's telephone for a period of sixty days after the Separation Date.

            12. ARV shall pay, on behalf of Phanstiel, for the maximum period for which COBRA coverage is available, the premiums payable in order to continue the same coverage of Phanstiel and Phanstiel's family under ARV's health insurance plan which exists as of the Separation Date, unless and until Phanstiel and Phanstiel's family are otherwise covered by another health insurance plan (the "Continuation Coverage").

            13. The Parties agree that any reference requests regarding Phanstiel from potential employers shall be directed only to Doug Pasquale, Laura Loda, or another individual designated in writing by Phanstiel on or after the date of this Agreement.

            14. The parties agree that Phanstiel is hereby released from any obligations under paragraph 9 of the Amended Employment Agreement.

            15. Phanstiel on the one hand, and ARV and Lazard collectively on the other, agree that each shall not (1) directly or indirectly, make or ratify any statement, public or private, oral or written, that disparages, either professionally or personally, the other party or parties, the other party or parties' subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, or (2) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the other party or parties. The parties hereby agree that any statement made in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. This Section 15 shall not apply to or in any way limit (i) testimony given by a party in any court, arbitral or governmental proceeding or (ii) a party's private consultation with its attorneys or other professional advisors.

      16. The parties expressly deny any violation of any policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between Phanstiel, on the one hand, and ARV and Lazard, on the other hand, relating to any alleged violation of ARV's policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Phanstiel, ARV, or Lazard of any violation of ARV's policies, procedures, state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Phanstiel, ARV, or Lazard of any violation of ARV's policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

            17. Except for those obligations created by or arising out of this Agreement, Phanstiel on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, their respective predecessors, successors and assigns, and their respective past, present and future parents, subsidiaries, affiliates, trustees, executors, administrators, officers, directors, owners, associates, heirs, agents, insurers, stockholders, partners, employees, licensees, representatives, lawyers, consultants, investment bankers, accountants or any of them and including, without limitation, Robert P. Freeman, Murry N. Gunty and Kenneth M. Jacobs, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all manner of action or actions, cause or causes of action, in law or equity, and any suits, debts, liens, liabilities, claims, counter-claims, cross-claims, demands, rights, obligations, damages, losses, costs, expenses, attorneys' fees, judgments, orders or indemnities, or all and any nature whatsoever, whether individual or derivative, state or federal, known or unknown, fixed or contingent, suspected or unsuspected, and whether or not concealed or hidden, against said Releasees, or any of them, that Phanstiel: (i) may have or may now have up to the date of this Agreement; or (ii) may hereafter have based upon, arising out of, related to or in any way connected with his service as a director, officer or employee of ARV, his separation from his position as a director, officer and employee of ARV, or his employment by, or status as an officer or director of, any ARV affiliate, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim that was or could have been alleged in, or any of the facts giving rise to or allegedly giving rise to, those certain actions entitled ARV Assisted Living, Inc. v. Lazard Freres Real Estate Investors LLC et al., Case No. 794211, Superior Court for the State of California for the County of Orange and related cross-actions ("ARV v. LFREI") and/or Prometheus Assisted Living LLC
v. Howard G. Phanstiel et al., Civil Action No. 16846 In the Court of Chancery of the State of Delaware in and for New Castle County ("Prometheus v. Phanstiel"), any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability. Notwithstanding anything to the contrary herein, the releases given herein do not include any claim Phanstiel now has or may hereafter have for indemnification under that certain Indemnification Agreement between Phanstiel and ARV dated December 5, 1997 (the "Indemnity Agreement"), and any and all such claims are hereby specifically preserved.

            18. Except for those obligations created by or arising out of this Agreement or the Indemnity Agreement, ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, Robert P. Freeman, Murry N. Gunty and Kenneth M. Jacobs, hereby acknowledge full and complete satisfaction of and release and discharge, and covenant not to sue, Phanstiel, and Phanstiel's descendants, dependents, heirs, executors, administrators, and each of them, hereinafter together and collectively referred to as "Phanstiel Releasees," with respect to and from any and all manner of action or actions, cause or causes of action, in law or equity, and any suits, debts, liens, liabilities, claims, counter-claims, cross-claims, demands, rights, obligations, damages, losses, costs, expenses, attorneys' fees, judgments, orders or indemnities, or all and any nature whatsoever, whether individual or derivative, state or federal, known or unknown, fixed or contingent, suspected or unsuspected, and whether or not concealed or hidden, against said Phanstiel Releasees, or any of them, that ARV, Lazard, Robert P. Freeman, Murry N. Gunty and Kenneth M. Jacobs : (i) may have or may now have up to the date of this Agreement; or (ii) may hereafter have based upon, arising out of, related to or in any way connected with Phanstiel's service as a director, officer or employee of ARV, his separation from his position as a director, officer and employee of ARV, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Phanstiel Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim that was or could have been alleged in, or any of the facts giving rise to or allegedly giving rise to, those certain actions entitled ARV Assisted Living, Inc. v. Lazard Freres Real Estate Investors LLC et al., Case No. 794211, Superior Court for the State of California for the County of Orange and related cross-actions ("ARV v. LFREI") and/or Prometheus Assisted Living LLC
v. Howard G. Phanstiel et al., Civil Action No. 16846 In the Court of Chancery of the State of Delaware in and for New Castle County ("Prometheus v. Phanstiel").

            19. Phanstiel, ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, Robert P. Freeman, Murry N. Gunty and Kenneth M. Jacobs, and each of them, hereby represent, warrant, and acknowledge to each other, that they have received independent legal advice from their respective attorneys regarding the advisability of executing this Agreement and giving the releases provided for herein, and hereby acknowledge the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
            CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

            MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Phanstiel, ARV and Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, Robert P. Freeman, Murry N. Gunty and Kenneth M. Jacobs and each of them, being aware of Section 1542, hereby expressly waive and relinquish any rights or benefits they have or may have thereunder in connection with the releases provided herein, as well as under any other California or any Federal or state statute or common law principle of similar effect. Each of Phanstiel, ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, Robert P. Freeman, Murry
N. Gunty and Kenneth M. Jacobs acknowledges that it is aware that it or its attorney may hereafter discover facts different from or in addition to the facts which it or its attorney now knows or believes to be true with respect to the subject matter of this Agreement but that it is their intention hereby to settle and release fully, finally, absolutely and forever any and all claims, disputes and differences, known or unknown, suspected or unsuspected, which now exist, may hereafter exist, or heretofore have existed arising from, or in any way connected with the released matters set forth in Sections 17 or 18 of this Agreement, and without regard to the subsequent discovery or existence of such different or additional facts. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases, except as expressly set forth herein, notwithstanding the discovery of any such additional facts. Phanstiel, ARV and Lazard acknowledge that they understand the significance and consequence of such release and such specific waiver of SECTION 1542.

            The parties, and each of them, hereby further represent, warrant, and acknowledge to the other parties, and each of them, that there is a risk that, subsequent to the date of this Agreement, they will incur damage or loss that they deem in some way attributable to the subject matter of this Agreement, or to the actions prior to the date of this Agreement of Phanstiel, ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, Robert P. Freeman, Murry
N. Gunty or Kenneth M. Jacobs as the case may be, but which are unknown and unanticipated as of the date of this Agreement, or that damages presently known may become progressive, greater or more serious than is now known, expected or anticipated, or that facts alleged in the subject matter of this Agreement are found to be different from the facts now believed by them to be true. The parties hereby expressly accept such risks and agree that this Agreement is and will remain effective notwithstanding such risks, if they occur.

            20. Phanstiel expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Phanstiel further expressly acknowledges and agrees that:

                  (a) In return for this Agreement, he will receive general releases that he was not already entitled to receive before entering into this Agreement;

                  (b) He was orally advised by ARV and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

                  (c) He was given a copy of this Agreement on March 23, 1999, and informed that he had 21 days within which to consider the Agreement; and

                  (d) He was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement.

            21. Phanstiel may revoke this Agreement in its entirety during the seven (7) days following execution of the Agreement by Phanstiel. Any revocation of the Agreement must be in writing and hand delivered during the revocation period. This Agreement will become effective and enforceable seven (7) days following execution by Phanstiel, unless this Agreement is revoked during the seven-day period.

            22. Phanstiel acknowledges that by reason of his position with ARV he has been given access to, received, and been entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes owned by ARV or its agents or consultants, or used in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material").
 Phanstiel represents that he has held all Confidential Material confidential and will continue to do so, and that he will not use Confidential Material for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of ARV.

            Phanstiel shall return to ARV and shall not take or copy in any form or manner Confidential Materials.

            23. Phanstiel agrees that upon reasonable notice he shall make himself available to cooperate in the transition of any matters to the successor Chief Executive Officer of ARV and to provide information to the successor Chief Executive Officer regarding any proceedings that involve the operation of ARV's business while Phanstiel was employed by ARV.

            24. Phanstiel, ARV and Lazard agree that the terms and conditions of this Agreement shall remain confidential as between the parties and they shall not (except as required by law, including disclosures required to shareholders or regulators, and in the press release attached hereto as Exhibit A) disclose them to any other person. The parties shall mutually agree upon the text and the substance of any other comments regarding the fact of Phanstiel's separation and the reasons therefor. Except as provided for in the mutually agreed disclosures, the parties will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution. The parties hereby agree that disclosure by them of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. Notwithstanding the foregoing, this Section 24 shall not apply to or in any way limit (i) testimony given by a party in any court, arbitral or governmental proceeding or
(ii) a party's private consultation with its attorneys or other professional advisors.

            25. Phanstiel, ARV and Lazard each warrant and represent that there has been no assignment or other transfer of any interest in the released matters set forth in this Agreement, any claims, counterclaims, cross-claims, demands, causes of action, or any part or portion thereof, that, but for such assignment or transfer, would be subject to the releases set forth in this Agreement and each agrees to indemnify, defend and hold harmless the others from any liabilities, action or actions, cause or causes of action in law or equity, suits, debts, liens, and from any claims made upon, demands upon, damages asserted against, and costs, expenses and attorneys' fees incurred (whether or not litigation is actually commenced) by the other parties, or any of them, based on or in connection with or arising out of any such assignment or transfer made, purported or claimed..

            26. Phanstiel and ARV acknowledge that any employment or contractual relationship between them terminated on March 23, 1999, and that they have no further employment or contractual relationship except as may arise out of this Agreement and that Phanstiel waives any right or claim to reinstatement as an employee of ARV.

            27. Phanstiel agrees that Phanstiel shall be exclusively liable for the payment of all federal and state taxes which may be due as the result of the consideration received from the settlement of disputed claims as set forth herein.

            28. This instrument and the Indemnity Agreement constitute and contain the entire agreement and understanding concerning Phanstiel's employment, separation from the same and the other subject matters addressed herein between the parties, and supersede and replace all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

            29. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

            30. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

            31. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

            32. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

            33. Any dispute arising out of or relating to this Agreement or Phanstiel's employment by ARV shall be submitted to arbitration in Orange County, California, before a sole arbitrator (the "Arbitrator") selected from the American Arbitration Association ("AAA"), and shall be conducted in accordance with the AAA's Labor Arbitration Rules (including the Expedited Labor Arbitration Procedures) and the provisions of California Code of Civil Procedure
Section 1280 et seq. as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including permanent injunctive relief or specific performance or both, and the Arbitrator is hereby empowered to award such relief. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. Phanstiel, ARV, and Lazard understand and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by any of the parties against another in connection with any matter whatsoever arising out of or in any way connected with this Agreement.

            34. In the event of litigation or arbitration in connection with or concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys' fees.

            35. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

            36. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

            37. ARV and Phanstiel shall each pay their own attorneys' fees incurred with respect to Phanstiel's employment, the termination thereof, and the negotiation, preparation, and execution of this Agreement. Neither Lazard nor its affiliates shall be responsible for any such fees incurred by ARV or Phanstiel.

            38. Each party acknowledges that each other party would not have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore agrees that each other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

            39. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

            I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

            I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

            EXECUTED this 23rd day of March 1999, at Los Angeles County, California.

                                     /s/ Howard G. Phanstiel
                                     -------------------------------------------
                                         Howard G. Phanstiel

Approved as to form:

TROOP STEUBER PASICH REDDICK & TOBEY

By  /s/ Alisa M. Chevalier
------------------------------------
        Alisa M. Chevalier

Attorneys for Howard G. Phanstiel

            EXECUTED this 26th day of March 1999, at Orange County, California.

                                    ARV Assisted Living, Inc.

                                    By /s/ Douglas M. Pasquale
                                       -----------------------------------------
                                       Its President
                                           -------------------------------------

Approved as to form:

O'MELVENY & MYERS LLP

By /s/ Larry A. Walraven
   ------------------------------------
       Larry A. Walraven

Attorneys for ARV Assisted Living, Inc.


            EXECUTED this _____ day of March 1999, at ________________ County,
________________.

                                    Lazard Freres Real Estate Investors L.L.C., only with respect to Sections 2, 13-25, and 27-39

                                    By /s/  Robert P. Freeman
                                       -----------------------------------------
                                       Its  Principal
                                            ------------------------------------

Approved as to form:

QUINN, EMANUEL, URQUHART,
OLIVER & HEDGES, LLP

By /s/ John B. Quinn
   ------------------------------------
       John Corey  John B. Quinn

Attorneys for Lazard Freres
Real Estate Investors L.L.C.

                                   ENDORSEMENT

            I, Howard G. Phanstiel, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

            I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

            EXECUTED this _23rd_ day of March 1999, at _Los Angeles_ County, California.

                                       /s/ Howard G. Phanstiel
                                       -----------------------------------------
                                           Howard G. Phanstiel